7/22/98                                                         Exhibit 4(g)


                [FORM OF SERIES A FLOATING RATE REGISTERED NOTE]




                            U.S. FLOATING RATE NOTE
REGISTERED                                                      REGISTERED
No. USFLR                                                       [       ]/1/
CUSIP:      /2/                                                  [       ]/3/
       -----


     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

IF APPLICABLE, THE "AMOUNT OF OID", THE "ORIGINAL ISSUE DATE", THE "YIELD TO MATURITY", AS WELL AS THE METHOD USED TO DETERMINE THE YIELD TO MATURITY WHERE THERE IS A SHORT ACCRUAL PERIOD AND THE AMOUNT OF OID ALLOCABLE TO SUCH SHORT ACCRUAL PERIOD WILL BE SET FORTH BELOW. THE CALCULATION OF THE AMOUNT OF OID UPON (A) OPTIONAL REDEMPTION OR (B) DECLARATION OF ACCELERATION IS DISCUSSED ON THE REVERSE HEREOF.




------------------------------------
/1/Insert Principal Amount.
/2/Applies only if this Note is a Registered Global Security.
/3/Insert Optional Payment Amount if the Note has a dual-currency feature.

                      GENERAL ELECTRIC CAPITAL CORPORATION
                       GLOBAL MEDIUM-TERM NOTE, SERIES A
                                (FLOATING RATE)

ORIGINAL ISSUE               INITIAL INTEREST              SPREAD (PLUS OR               INITIAL REDEMPTION
DATE:                        DATE:                         MINUS):                       DATE:

MATURITY DATE:               INTEREST ACCRUAL              ALTERNATE RATE                INITIAL REDEMPTION
                             DATE:                         EVENT SPREAD:                 PERCENTAGE:

SPECIFIED (FACE
AMOUNT) /4/,/5/              MAXIMUM INTEREST              SPREAD MULTIPLIER:            ANNUAL REDEMPTION
CURRENCY:                    RATE:                                                       PERCENTAGE BASE
                                                           INTEREST PAYMENT              REDUCTION:
BASE RATE:                   MINIMUM INTEREST              PERIOD:
                             RATE:                                                       OPTIONAL
APPLICABILITY OF                                           INTEREST RESENT               REPAYMENT DATE(S):
ANNUAL REDEMPTION            INDEX MATURITY:               PERIOD:
PERCENTAGE                                                                               YIELD TO MATURITY:
INCREASE:                    OPTION ELECTION/4/            INTEREST RESET
                             DATES:                        DATES:                        AMOUNT OF OID:

If yes, state each
redemption date and          OPTIONAL/4/ PAYMENT           APPLICABILITY OF              INITIAL ACCRUAL
redemption price:            CURRENCY:                     MODIFIED PAYMENT              PERIOD OID:
                                                           UPON ACCELERATION             (compound under the
APPLICABILITY OF             DESIGNATED/4/                 OR REDEMPTION:                Approximate method)
ANNUAL REDEMPTION            EXCHANGE RATE:
REDUCTION:                                                 If yes, state Issue Price:
                             OPTION VALUE/4/
If yes, state Annual         CALCULATION                   INDEXED CURRENCY:/5/
Percentage Reduction:        AGENT:

                                                           CURRENCY BASE/5/
                                                           RATE:

                                                           DETERMINATION/5/
                                                           AGENT:



--------------------------------------
/4/If Note has dual currency feature.
/5/If Note has index feature.

CALCULATION AGENT:                     IF INTEREST RATE BASIS IS LIBOR:
                                       INDEX CURRENCY:
                                                      -------------------
                                       DESIGNATED LIBOR PAGE:
                                       [ ]   Reuters Page:
                                                           ------------
                                       [ ]   Telerate Page:
                                                             ----------

INTEREST CALCULATION:                  DAY COUNT CONVENTION
[ ]    Regular Floating Rate Note      [ ]  Actual/360 for the period
[ ]    Floating Rate/Fixed Rate                   from        to
        Fixed Rate Commencement Date:  [ ]  Actual/Actual to the period
        Fixed Interest Rate:                      from        to
[ ]    Inverse Floating Rate Note
        Fixed Interest Rate:

ADDENDUM ATTACHED:
[ ]  Yes
[ ]  No

OTHER PROVISIONS:



     General Electric Capital Corporation, a New York corporation (together with its successors and assigns, the "Company"), for value received, hereby promises
to pay to             , or registered assignees, the principal sum (or Face
          ------------
Amount, if the Note has a dual-currency or index feature) of                  on
                                                             ----------------
the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from the Original Issue Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date next succeeding the Original Issue Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment (except as provided below). The Company will pay interest in arrears monthly, quarterly, semiannually, or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date); provided,
                                                                --------
however, that if the Original Issue Date occurs between a Record Date, as
-------
defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest
                                       --------  -------
Payment Date or the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day (this and certain other capitalized terms used herein are defined on the reverse of this Note), such Interest Payment Date, Maturity Date or redemption or repayment date shall be the following day that is a Business Day, except that if the Base Rate Specified above is LIBOR and such next Business Day falls in the next calendar month, the Interest Payment Date, Maturity Date or redemption or repayment date shall be the immediately preceding day that is a Business Day.

     [WITH RESPECT TO ANY DUAL-CURRENCY NOTES, THE COMPANY MAY ELECT ON EACH OPTION ELECTION DATE SPECIFIED ABOVE (EACH SUCH DATE HEREIN BEING CALLED AN "OPTION ELECTION DATE") TO PAY THE AMOUNTS DUE ON THIS NOTE ON THE SUCCEEDING INTEREST PAYMENT DATE OR MATURITY DATE, AS THE CASE MAY BE, IN THE OPTIONAL PAYMENT CURRENCY SPECIFIED ABOVE (THE "OPTIONAL PAYMENT CURRENCY")

INSTEAD OF IN THE FACE AMOUNT CURRENCY. THE AMOUNTS DUE IN THE OPTIONAL PAYMENT CURRENCY ON ANY INTEREST PAYMENT DATE OR AT THE MATURITY DATE, AS THE CASE MAY BE, SHALL BE DETERMINED BY THE COMPANY USING THE DESIGNATED EXCHANGE RATE SPECIFIED ABOVE (THE "DESIGNATED EXCHANGE RATE"). IF SUCH ELECTION IS MADE, THE COMPANY SHALL NOTIFY THE PAYING AGENT, AS DEFINED BELOW, OF THE ELECTION ON THE OPTION ELECTION DATE AND NOTICE OF SUCH ELECTION SHALL BE MAILED TO THE REGISTERED HOLDER OF THIS NOTE BY FIRST CLASS MAIL, POSTAGE PREPAID, AT THE ADDRESS OF SUCH HOLDER AS THAT ADDRESS APPEARS UPON THE BOOKS OF THE COMPANY WITHIN TWO BUSINESS DAYS (THIS AND CERTAIN OTHER CAPITALIZED TERMS USED HEREIN ARE DEFINED ON THE REVERSE OF THIS NOTE) OF THE OPTION ELECTION DATE AND SHALL STATE (I) THE INTEREST PAYMENT DATE AND (II) THE EXCHANGE RATE TO BE USED TO CONVERT AMOUNTS FROM THE FACE AMOUNT CURRENCY TO THE OPTIONAL PAYMENT CURRENCY, WHICH RATE SHALL BE THE DESIGNATED EXCHANGE RATE. ANY SUCH NOTICE BY THE COMPANY TO THE REGISTERED HOLDER OF THIS NOTE, ONCE GIVEN, MAY NOT BE WITHDRAWN. IF THE COMPANY ELECTS ON ANY OPTION ELECTION DATE TO PAY THE AMOUNTS DUE ON EACH SUCCEEDING INTEREST PAYMENT DATE OR AT THE MATURITY DATE, AS THE CASE MAY BE, IN THE OPTIONAL PAYMENT CURRENCY, THEN IT SHALL PAY ALL SUCH AMOUNTS (INCLUDING PRINCIPAL) DUE WITH RESPECT TO THIS NOTE IN THE OPTIONAL PAYMENT CURRENCY ON EACH SUCCEEDING INTEREST PAYMENT DATE OR AT THE MATURITY DATE, AS THE CASE MAY BE. IF THE COMPANY DOES NOT ELECT ON AN OPTION ELECTION DATE TO PAY THE AMOUNT DUE ON THE SUCCEEDING INTEREST PAYMENT DATE OR AT THE MATURITY DATE, AS THE CASE MAY BE, IN THE OPTIONAL PAYMENT CURRENCY, THEN SUCH PAYMENT SHALL BE MADE IN THE FACE AMOUNT CURRENCY AND NO NOTICE OF SUCH PAYMENT NEED BE GIVEN.]/6/

     Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of such paying agent as the Company may determine maintained for that purpose in the Borough of Manhattan, The City of New York (a "Paying Agent"), or at the office or agency of such other Paying Agent as the Company may determine.

     Interest on this Note will accrue initially from the Original Issue Date and thereafter will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for initially from the Original Issue Date and thereafter will accrue until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Note) is registered at the close of business on the date 15 days prior to an Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest
                                                --------  -------
payable on the Maturity Date (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.


     If the Specified Currency indicated on the face hereof is other than U.S. dollars, any payment on this Note on an Interest Payment Date or the Maturity Date (or any redemption or repayment date) will be made in U.S. dollars, as provided below, unless the holder hereof elects by written request (which request shall also include appropriate wire transfer instructions) to the Paying Agent at its corporate trust office in The City of New York received on or prior to the Record Date relating to an Interest Payment Date or at least 10 days prior to the Maturity Date (or any redemption or repayment date), as the case may be, to receive such payment in such Specified Currency except as provided on the reverse hereof; provided, that any U.S. dollar amount to be received by a
                    --------
holder of this Note will be based on the highest bid quotation in New York City received by the Exchange Rate Agent, as defined on the reverse hereof, at approximately 11:00 A.M., New York City time, on the second Business Day (this and certain other

--------------------------------------
/6/Use if Note has dual-currency feature.

capitalized terms used herein are defined on the reverse of this Note) preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all holders of Notes having the same terms as this Note (including Original Issue Date) scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract; provided, further, that if such bid quotations
                               --------  -------
are not available, such payments shall be made in such Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. The holder hereof may elect to receive payment in such Specified Currency for all such payments and need not file a separate election for each such payment, and such election shall remain in effect until revoked by written notice to the Paying Agent at its corporate trust office in The City of New York received on a date prior to the Record Date for the relevant Interest Payment Date or at least 10 days prior to the Maturity Date (or any redemption or repayment date), as the case may be; provided, however, that such election is
                                        --------  -------
irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on this Note, such election may thereafter be revoked so long as the Paying Agent is notified of the revocation within the time period set forth above.

     If the Specified Currency indicated on the face hereof is U.S. dollars, payment of the principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that
                                                         --------  -------
payments of interest, other than interest due at maturity (or any redemption or repayment date) will be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S.$5,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or any date of redemption or repayment, by wire transfer of immediately available funds to an account maintained by the holder of this Note if appropriate wire transfer instructions in writing have been received by the Paying Agent not less than 10 days prior to the applicable Interest Payment Date.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

DATED:                                     GENERAL ELECTRIC CAPITAL
                                              CORPORATION


[SEAL]                                     By:
                                              --------------------------
                                              Title:

ATTEST:


By:
     -------------------------------------
        Title:


CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the Tranche designated herein described in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee


By:
     ---------------------------------------------------
        Authorized Officer

                           [FORM OF REVERSE OF NOTE]


     This Note is one of a duly authorized issue of Global Medium-Term Notes, Series A, having maturities from nine months to 60 years from the date of issue (the "Notes") of the Company. The Notes are issuable under an indenture, dated as of September 1, 1982 between the Company and The Chase Manhattan Bank (such indenture as amended to the date hereof being referred to herein as the "Indenture"), to which Indenture and all indentures supplemented thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Chase Manhattan Bank has been appointed Exchange Rate Agent and Calculation Agent (the "Exchange Rate Agent" and "Calculation Agent", respectively, which terms include any successor, exchange rate agent or calculation agent, as the case may be) with respect to the Notes, and The Chase Manhattan Bank at its corporate trust office in The City of New York has been appointed the registrar and as a Paying Agent with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     This Note will not be subject to any sinking fund and will not be redeemable or subject to repayment at the option of the holder prior to maturity, except as provided below.

     Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of 1,000 units of the Specified Currency indicated on the face hereof (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, the Company must receive at the corporate trust office of the Paying Agent in the Borough of Manhattan, The City of New York, at least 30 days but not more than 60 days prior to the repayment, (i) this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States which must set forth the name of the holder of the Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse hereof, will be received by the Principal Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such
                                                    --------  -------
telegram, facsimile transmission or letter from a member of a national securities exchange or a member of the NASD or a commercial bank or trust company in the United States shall only be effective if in such case, this Note and form duly completed are received by the Company by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon cancellation hereof, but only in an authorized denomination.

     This Note will bear interest at the rate determined as follows:

          1. If this Note is designated as a Regular Floating Rate Note on the face hereof, then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate
                                   --------  -------
     in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate, and (ii) unless otherwise specified on the face hereof, the interest rate in effect hereon for the ten calendar days immediately prior to a Maturity Date shall be that in effect on the tenth calendar day preceding such Maturity Date.

          2. If this Note is designated as a Floating Rate/Fixed Rate Note on the face hereof, then, except as described below, this Note shall initially bear interest at the rate determined by reference to the applicable Interest Rate Basis shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that (i) the
                                              --------  -------
     interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate; (ii) unless otherwise specified on the face hereof, the interest rate in effect hereon for the ten calendar days immediately prior to the Fixed Rate Commencement Date shall be that in effect on the tenth calendar day preceding the Fixed Rate Commencement Date; and (iii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such a rate is specified on the face hereof, or if no such Fixed Interest Rate is so specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

          3. If this Note is designated as an Inverse Floating Rate Note on the face hereof, then, except as described below, this Note will bear interest equal to the Fixed Interest Rate indicated on the face hereof minus the rate determined by reference to the applicable Interest Rate Basis shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or
     (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof; provided, however, that
                                                         --------  -------
     the interest rate hereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Rate Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for
                  --------  -------
     the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate, and (ii) unless otherwise specified on the face hereof, the interest rate in effect hereon for the ten calendar days immediately prior to a Maturity Date shall be that in effect on the tenth calendar day preceding such Maturity Date.

          4. Notwithstanding the foregoing, if this Note is designated on the face hereof as having an Addendum attached, the Note shall bear interest in accordance with the terms described in such Addendum.

     Except as provided above, the interest rate in effect on each day shall be
(a) if such day is an Interest Reset Date, the interest rate determined on the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined on the Interest Determination Date immediately preceding the next preceding Interest Reset Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below. If any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis specified on the face hereof is LIBOR and such next Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

     The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, Federal Funds Rate and Prime Rate will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below). The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR shall be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if an auction is held on
                             --------  -------
the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that
                                                       --------  -------
if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

     The "CALCULATION DATE" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or
(ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

     DETERMINATION OF CD RATE.  If the Base Rate specified on the face hereof is
     ------------------------
the CD Rate, the CD Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date pertaining to such Interest Determination Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent referred to on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, for negotiated certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time as quoted by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent; provided, however, that if the dealers
                                        --------  -------
selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such Interest Determination Date shall be the CD Rate as in effect on such Interest Determination Date.

     DETERMINATION OF COMMERCIAL PAPER RATE.  If the Base Rate specified on the
     --------------------------------------
face hereof is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the Money Market Yield (as defined herein) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper-Nonfinancial," or if not so published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet available in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency, as quoted by three leading dealers in commercial paper in The City of New York selected by the Calculation Agent; provided, however, that if the dealers
                                   --------  -------
selected as aforesaid by the Calculation Agent are not quoting offered rates as set forth above, the Commercial Paper Rate with respect to such Interest Determination Date shall be the Commercial Paper Rate in effect on such Interest Determination Date.

     "MONEY MARKET YIELD" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

     Money Market Yield =   D x 360     x 100
                         -------------
                         360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period for which interest is being calculated.

     DETERMINATION OF ELEVENTH DISTRICT COST OF FUNDS RATE.  If an Interest Rate
     -----------------------------------------------------
Basis for this Note is the Eleventh District Cost of Funds Rate, as indicated above, the Eleventh District Cost of Funds Rate shall be determined on each applicable Interest Determination Date and shall be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any Interest Determination Date, the Eleventh District Cost of Funds Rate for such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement.
If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Interest

Determination Date, then the Eleventh District Cost of Funds Rate for such Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date.

     DETERMINATION OF FEDERAL FUNDS RATE.  If the Base Rate specified on the
     -----------------------------------
face hereof is the Federal Funds Rate, the Federal Funds Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 p.m., New York City time, on such Calculation Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal funds as of 9:00 a.m., New York City time, on such Interest Determination Date arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the
                                            --------  -------
brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Determination Date shall be the Federal Funds Rate in effect on such Interest Determination Date.

     DETERMINATION OF LIBOR.  If the Base Rate specified on the face hereof is
     ----------------------
LIBOR, LIBOR with respect to this Note shall be determined on each Interest Determination Date as follows:

          (i) LIBOR will be either (a) if "LIBOR Telerate" is specified on the face hereof or if the face hereof does not specify a source for LIBOR, the rate for deposits in the London interbank market in the Index Currency (as defined below) having the Index Maturity designated on the face hereof commencing on the second London Business Day immediately following such Interest Determination Date that appears on Telerate Page 3750 (or such other page as is specified on the face hereof) as of 11:00 a.m., London time, on such Interest Determination Date, or (b) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the London interbank market in the Index Currency having the Index Maturity designated on the face hereof and commencing on the second London Business Day immediately following such Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of such Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

          (ii) If fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m.,

     London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified on the face hereof) in the applicable Principal Financial Center (as defined below), on such Interest Determination Date for loans in the Index Currency to leading European banks having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time by three major banks in such Principal Financial Center selected by the Calculation Agent; provided, however, that if the
                                               --------  -------
     banks so selected by the Calculation Agent are not quoting as mentioned in
                                                    ---
     this sentence, LIBOR with respect to such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

     "INDEX CURRENCY" means the currency (including composite currencies)
      --------------
specified on the face hereof as the currency with respect to which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

     "DESIGNATED LIBOR PAGE" means the display on the Dow Jones Telerate Service
      ---------------------
for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, unless "LIBOR Reuters" is designated on the face hereof, in which case the Designated LIBOR Page shall be the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     Unless provided otherwise on the face hereof, "PRINCIPAL FINANCIAL CENTER" will be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutschemarks, and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, and Luxembourg, respectively.

     DETERMINATION OF PRIME RATE.  If the Base Rate specified on the face hereof
     ---------------------------
is the Prime Rate, the Prime Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the arithmetic mean of the prime rates of interest publicly announced by each of three major banks in The City of New York as its United States dollar prime rate or base lending rate as in effect for that day. For purposes of making the foregoing determination, each change in the prime rate or base lending rate of any bank so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement. If fewer than three such quotations are provided, the Prime Rate will be calculated by the Calculation Agent and will be determined as the arithmetic mean on the basis of the prime rates or base lending rates quoted in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States or any state thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies so selected by
          --------  -------
the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Prime Rate with respect to such Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

     DETERMINATION OF TREASURY RATE.  If the Base Rate specified on the face
     ------------------------------
hereof is the Treasury Rate, the Treasury Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "U.S. Government Securities--auction average (investment)," or if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in the five Business Days preceding such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as
                              --------  -------
aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate with respect to such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

     At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

     Interest payments on this Note will equal the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid) to but excluding the related Interest Payment Date; provided,
                                                                   --------
however, that if the Interest Reset Period with respect to this Note is daily or
-------
weekly, each interest payment will include interest accrued from and including the date of issue or from but excluding the last Regular Record Date to which interest has been paid, as the case may be, through and including the Regular Record Date next preceding the applicable Interest Payment Date, unless otherwise specified on the face hereof; and provided, further, that the interest
                                            --------  -------
payment with respect to this Note made on the Maturity Date will include interest accrued to but excluding such Maturity Date.

     Accrued interest hereon shall be calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last day to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if the Base Rate specified on the face hereof is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if the Base Rate specified on the face hereof is the Treasury Rate.

     All percentages resulting from any calculation will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.9876545% (or .09876545) would be
                                  ----
rounded to 9.87655% (or.0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note is unsecured and ranks pari passu with all other unsecured and
                                      ---- -----
unsubordinated indebtedness of the Company.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of 100,000 units of the Specified Currency indicated on the face hereof or any integral multiple of 1,000 units of such Specified Currency in excess thereof.

     The Chase Manhattan Bank has been appointed registrar for the Notes (the "Registrar", which term includes any successor registrar appointed by the Company), and the Registrar will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Registrar by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form approved by the Registrar and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions for an equal aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be
                              --------  -------
required to register the transfer of or exchange any Note that has been called for redemption in whole or in part, or as to which the holder thereof has elected to cause such Note to be repaid in whole or in part, except the unredeemed or unpaid portion of Notes being redeemed or repaid in part, or to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form approved by the Registrar and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case any Note shall at any time become mutilated, destroyed, lost or stolen, or is apparently destroyed, lost or stolen, and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Registrar, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note only upon receipt of evidence satisfactory to the Registrar and the Company that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Indenture provides that if an Event of Default (as defined in the Indenture) with respect to any series of debt securities issued under the Indenture, including the series of Global Medium-Term Notes, Series A, of which this Note forms a part, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of such series then outstanding under the Indenture, by notice in writing to the Company (and to the Trustee if given by securityholders of such series), may declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of such series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration", then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the Issue Price specified on the face hereof plus the Amortized Amount, (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The Indenture permits the Company, when authorized by resolution of the Board of Directors, and the Trustee, with the consent of the holders of not less than 66% in aggregate principal amount of the notes of each series (each series voting as a class) affected by such supplemental indenture at the time outstanding, including the series of Global Medium-Term Series A, of which this Note forms a part, to enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the notes of each such series or the coupons appertaining to such notes; provided,
                                                               --------
however, that no such supplemental indenture shall (i) extend the fixed maturity
-------
of any note, or reduce the rate or extend the time of payment of interest, if any, thereon, or reduce the principal amount or premium, if any, thereof, or make the principal thereof or premium, if any, or interest, if any, thereon payable in any coin or currency other than that provided in any note, or reduce the amount of the principal of an Original Issue Discount note that would be due and payable upon an acceleration of the maturity thereof or adversely affect the right of repayment, if any, at the option of the holder without the consent of the holder of each note so affected, or (ii) reduce the aforesaid percentage of notes of any series, the holders of which are required to consent to any such supplemental indenture, without the consent of the holder of each note so affected. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of notes, or which modifies the rights of the holders of notes of such series or of coupons appertaining to such notes with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of notes of any other series or of coupons appertaining to such notes.

     Except as set forth below, if the principal of, or premium, if any, or interest, if any, on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing, or authority sponsoring, such Specified Currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the noon U.S. dollar buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York, as determined by the Exchange Rate Agent on the date of such payment, or if such rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

     With respect to each due date for the payment of principal of, premium, if any, or interest on, the Notes denominated in ECU on or prior to which the ECU is not used in the European Monetary System or on or prior to which banks in all member countries of the EC shall have ceased to provide ECU accounts, the Company or its agent shall (in the case of an agent, without liability on its part but after consultation with the Company and having regard to the availability to the Company of the relevant currency) choose a substitute currency (the "Chosen Currency") which shall be a component currency of the ECU or U.S. dollars with respect to which all payments due on that date with respect to the Notes required to be made in U.S. dollars shall be calculated and in which all payments due on that date with respect to the Notes required to be made in ECU shall be made. Notice of the Chosen Currency so selected shall be given to holders of Registered Notes by mail. The amount of each payment calculated with reference to or made in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth business day in Luxembourg prior to the date on which such payment is due.

     On or about the fifth business day in Luxembourg following the day on which the ECU is not used in the European Monetary System or on which banks in all member countries of the EC shall have ceased to provide ECU accounts, the Company or its agent shall (in the case of an agent, without liability on its part but after consultation with the Company and having regard to the availability to the Company of the relevant currency) choose a Chosen Currency in which all payments with respect to Notes having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first business day.

     The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined by the Exchange Rate Agent on the following basis. The amounts and components composing the ECU for this purpose (the "Components') shall be the amounts and components which composed the ECU
(i) as of the last date on which the ECU was used in the European Monetary System (or, if after such last date the ECU was used for the settlement of transactions by public institutions of or within the EC, as of the most recent date when the ECU was so used) or (ii) where the selection of a Chosen Currency shall have been required only because banks in all member countries of the EC shall have ceased to provide ECU accounts, as of the Day of Valuation. The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components; and then, in the case of a Chosen Currency other than U.S. dollars, using the rate used for determining the U.S. dollar equivalent of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

     The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the middle spot delivery quotations prevailing at 2:30 p.m., Luxembourg time, on the Day of Valuation, as obtained by the Exchange Rate Agent from one or more major banks, as selected by the Company or its agent, in the country of issue of the component currency in question.

     If for any reason no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected for this purpose, in computing the U.S. dollar equivalent of such Component, the Exchange Rate Agent shall (except as provided below) use the most recent direct quotations for such Component obtained by it or on its behalf, provided that such quotations were prevailing in the country of issue not more than two Business Days before such Day of Valuation. If such most recent quotations were so prevailing more than two Business Days in the country of issue before such Day of Valuation, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 p.m. Luxembourg time on such Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Company or its agents, in a country other than the country of issue of such component currency. Notwithstanding the foregoing, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Company or such Agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated as provided in the first sentence of this paragraph. Unless otherwise specified by the Company or its agent, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of notes denominated in such currency would purchase such currency in order to make payments in respect of such notes.

     If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies each of which shall be equal to the amount of the original component currency separated into the number of currencies into which such original currency was divided.

     All determinations referred to above made by the Company or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

     So long as this Note shall be outstanding, the Company will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said principal, premium, if any, and interest at such place or places (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Company and held by the Trustee or any Paying Agent for the payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of three years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise),
(i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Company and any person claiming such moneys shall thereafter look only to the Company for payment thereof and (ii) such moneys shall be so repaid to the Company. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Company may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Company or any agent of the Company, the Registrar or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuer hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein:

     (a) the term "AMORTIZED AMOUNT" is equal to the original issue discount amortized from the Original Issue Date to the date of redemption or declaration, as the case may be, which amortization shall be calculated using the "constant yield method" (computed in accordance with the rules under the Internal Revenue Code of 1986, as amended, and the regulations thereunder, in effect on the date of redemption or declaration, as the case may be);

     (b) the term "BUSINESS DAY" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York and (i) with respect to notes denominated in a Specified Currency other than U.S. dollars, ECUs or Australian dollars, in the principal financial center of the country of such Specified Currency, (ii) with respect to Notes denominated in ECUs, in Brussels, Belgium and (iii) with respect to Notes denominated in Australian dollars, in both Sydney, Australia and Melbourne, Australia.

     (c) the term "LONDON BANKING DAY" means any day on which dealings in deposits in the Specified Currency are transacted in the London interbank market;

     (d) the term "UNITED STATES" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     (e) all other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS
-------------

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM-as tenants in common
          TEN ENT-as tenants in the entireties
          JT TEN-as joint tenants with right of ownership and not as tenants in common

          UNIF GIFT MIN ACT-             Custodian
                            ---------------------------------------------------
                        (Cust)                          (Minor)

          Under Uniform Gifts to Minors Act
                                           ------------------------------------
                                                  (State)

     Additional abbreviations may also be used though not in the above list.

                         -----------------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

                            :
----------------------------
                            :
----------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

-------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person

-------------------------------------------------------------------------------
attorney to transfer such Note on the books of the Company, with full power of substitution in the

-------------------------------------------------------------------------------
premises.

Dated:
        ----------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT


The undersigned hereby irrevocably request(s) the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at
                                       ----------------------------------------
                                                                               .
-------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF THE UNDERSIGNED)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of 1,000 units of the Specified Currency indicated on the face hereof) which the holder elects to have
repaid:                     ; and specify the denomination or denominations
        --------------------
(which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

                    .
--------------------

Date:
      -------------------


                              NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.